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                                  EXHIBIT 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors of
CKS Group, Inc.


     We consent to the incorporation by reference herein of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver (a Partnership) included in the report on Form 8-K/A of CKS Group, Inc., dated January 31, 1997, as amended March 5, 1997, filed with the Securities and Exchange Commission.


                                      /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
November 24, 1997


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